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                    SECURITIES AND EXCHANGE COMMISSION


                           Washington, DC 20549


                                 Form 8-K


                              CURRENT REPORT



  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                      Date of Report:  July 15, 1994



                                AT&T Corp.


    A New York               Commission File          I.R.S. Employer
    Corporation                 No. 1-1105            No. 13-4924710


         32 Avenue of the Americas, New York, New York 10013-2412

                      Telephone Number (212) 387-5400

























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Form 8-K                                                         AT&T Corp.
July 15, 1994


Item 5. Other Events.

         MCCAW CELLULAR COMMUNICATIONS, INC. ("McCaw"). In August 1993, AT&T and McCaw entered into a definitive agreement to merge McCaw and a subsidiary of AT&T, making McCaw a wholly owned subsidiary of AT&T (the "Merger"). The Merger is subject to a number of conditions, including the receipt of regulatory approvals, expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act"), receipt of opinions that the Merger will be tax free and will be accounted for as a pooling of interests, and McCaw stockholder approval. The McCaw stockholders have approved the Merger.

         (a) HSR Act Approval. AT&T and McCaw must observe the notification and waiting period requirements of the HSR Act before the Merger may be consummated. The HSR Act provides for an initial 30 calendar day waiting period following the filing with the Federal Trade Commission (the "FTC") and the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") of certain notification and report forms by the parties to the Merger and certain other parties.

         Following the requisite filings under the HSR Act, AT&T and McCaw each received an extensive request from the Antitrust Division for additional information and documents with respect to the Merger and the telecommunications industry. Accordingly, the waiting period under the HSR Act was extended, and each of AT&T and McCaw has been responding to the requests. The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the Merger.

         On July 15, 1994, AT&T, McCaw and the Antitrust Division entered into a proposed antitrust consent decree (the "Proposed '94 Consent Decree") which would permit the Merger by settling a suit challenging the Merger filed the same day by the Antitrust Division. The Proposed '94 Consent Decree requires approval of the U.S. District Court for the District of Columbia . Under the Proposed '94 Consent Decree, AT&T and McCaw agreed to several conditions on the future operations of AT&T and of McCaw. Some of these conditions include: (i) the maintenance by AT&T of McCaw (and McCaw affiliates) as a separate business entity in the area of wireless systems and the provision of local wireless services; (ii) each McCaw cellular system shall on a phased-in basis and within 21 months of the execution of the Proposed '94 Consent Decree cease providing interexchange services and, following certain rules, provide customers of each McCaw cellular system equal access to any interexchange carrier that offers service to the system; (iii) restriction of the flow of non-public information between McCaw and AT&T in certain circumstances, particularly in the area of manufacturing; (iv) requirements that each McCaw cellular system provide to all interexchange carriers access on an unbundled basis that is equal in type, quality, and price to that provided to AT&T; (v) each of AT&T and McCaw may not sell services at a price, term or discount that depends on whether the customer uses both AT&T and McCaw's services; and (vi) AT&T may not discriminate against unaffiliated cellular infrastructure equipment customers in areas such as technical support, maintenance and upgrades of equipment.


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Form 8-K                                                         AT&T Corp.
July 15, 1994

         The requirements of the Antitrust Procedures and Penalties Act,
15 U.S.C. Section 16, must be complied with before the Proposed '94 Consent Decree is filed and entered by the Court. These requirements include: (i) publication of the Proposed '94 Consent Decree and a competitive impact statement in the Federal Register at least 60 days prior to the effective date of the decree; (ii) an opportunity for the public to provide written comments and an opportunity for the Antitrust Division to reply to such comments; and (iii) a determination by the court that the proposed consent decree is in the public interest.

         The parties to the Proposed '94 Consent Decree have stipulated that the Antitrust Division may withdraw its consent at any time prior to entry of the decree.

         (b) Waiver of the Antitrust Consent Decree Entered into by AT&T in 1982 (the "'82 Consent Decree"). On April 5, 1994, the U.S. District Court for the District of Columbia, acting on a motion filed by BellSouth Corporation on December 2, 1993, ruled that AT&T's acquisition, under the proposed Merger, of the interests owned by McCaw in certain cellular properties controlled by Bell Operating Companies ("BOCs") would violate the '82 Consent Decree. The court determined that AT&T must seek a waiver of the '82 Consent Decree to proceed with the Merger, and that the record before the court was insufficient to support a waiver previously requested by AT&T. Accordingly, the court declined to grant such a waiver without prejudice to a renewed request by AT&T, and noted that its ruling does not absolutely foreclose the waiver. Rather, the court held that AT&T must satisfy the legal standard for a waiver of the '82 Consent Decree.

         On May 31, 1994, AT&T filed for a waiver of the '82 Consent
Decree to permit the Merger. Several parties, have filed responses with the court requesting that various conditions be imposed on any waiver granted to AT&T, or opposing the request for a waiver. The Antitrust Division has filed with the court supporting AT&T's request for the waiver subject to certain conditions on AT&T and on McCaw with respect to those cellular properties controlled by the BOCs in which McCaw has an ownership interest. There can be no assurance as to whether the court will grant the waiver, or if granted, when that will occur.

         (c) Federal Communications Commission ("FCC") Approval. In August 1993, AT&T and Craig O. McCaw filed various applications seeking consent of the FCC to the proposed transfer of control of McCaw to AT&T, which consent is required prior to consummation of the Merger. Several parties, including competitors of McCaw and/or AT&T, have filed petitions with the FCC opposing the request for FCC consent or seeking to impose conditions on the Merger. The FCC established a pleading cycle which was completed on January 18, 1994, and the applications are pending decision by the FCC. In May 1994, the FCC established another pleading cycle which permitted review of certain of the documents filed by AT&T and McCaw under the HSR Act proceeding, and under which further comments and replies were filed. That pleading cycle was completed on July 1, 1994. The matter is still pending before the FCC.





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Form 8-K                                                         AT&T Corp.
July 15, 1994

         (d) State Regulatory Approval. Pursuant to requirements of various statutes, AT&T and McCaw filed applications with nine state regulatory commissions seeking approval and/or a statement of nonopposition to the Merger. Such applications have been granted in all nine states.

         There can be no assurance that the court or regulatory actions requested by AT&T will be granted or granted without unacceptable conditions, or that other challenges to the Merger will not be made on antitrust grounds. The Antitrust Division could challenge the Merger before or after it is consummated if the Proposed '94 Consent Decree is not approved by the court or if the Antitrust Division decides to withdraw its consent prior to court approval. If the Merger is not consummated by September 30, 1994, the Merger agreement may be terminated by AT&T or McCaw.

         AT&T is not required to consummate the Merger if any court or governmental or regulatory authority of competent jurisdiction enjoins the Merger or imposes any condition or restriction on its consummation unacceptable to AT&T in its reasonable judgment.






































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Form 8-K                                                         AT&T Corp.
July 15, 1994



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         AT&T Corp.




                                     By  S. L. Prendergast
                                         Vice President and Treasurer





August  1, 1994